UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2019

ENVISTA HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39054	83-2206728
(Commission File Number)	(IRS Employer Identification No.)

200 S. Kraemer Blvd., Building E Brea, California	92821
(Address of Principal Executive Offices)	(Zip Code)

(714) 817-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NVST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 18, 2019, in connection with the completion of Danaher Corporation’s (“Danaher”) previously announced split-off exchange offer (the “Exchange Offer”) of all of the shares of common stock of Envista Holdings Corporation (“Envista”) held by Danaher in exchange for shares of Danaher common stock, Allison F. Blackwell, Jonathan O. Clark and Daniel J. Houghton each resigned from Envista’s board of directors (the “Board”). Effective December 18, 2019, the size of the Board was reduced from nine members to eight members, and Kieran T. Gallahue was appointed as a director of Envista. In connection with such appointment, the Board determined that Mr. Gallahue is independent within the meaning of the listing standards of the New York Stock Exchange. There is currently one vacancy on the Board.

Effective December 18, 2019, the classes of the Board consist of the following members:

•	Class I with terms expiring at the 2020 annual meeting of stockholders is comprised of Kieran T. Gallahue;

•	Class II with terms expiring at the 2021 annual meeting of stockholders is comprised of Wendy Carruthers, Scott Huennekens, and Christine Tsingos; and

•	Class III with terms expiring at the 2022 annual meeting of stockholders is comprised of Amir Aghdaei, William K. Daniel II, and Daniel A. Raskas.

Effective December 18, 2019, the Audit Committee of the Board is comprised of Ms. Tsingos (Chair) and Messrs. Daniel and Huennekens, the Compensation Committee of the Board is comprised of Mses. Carruthers (Chair) and Tsingos and Mr. Raskas, and the Nominating and Governance Committee of the Board is comprised of Messrs. Gallahue (Chair) and Huennekens and Ms. Carruthers.

Mr. Gallahue will participate in the same compensation program as each of Envista’s other independent directors, as described under “Director Compensation Structure” in the final prospectus filed by Envista with the Securities and Exchange Commission (the “SEC”) on December 10, 2019 in connection with the Exchange Offer. This includes:

•	An annual cash retainer of $100,000, paid in four equal installments following each quarter of service.

•	If a director attends more than twenty (20) Board and Board committee meetings in aggregate during a calendar year, a cash meeting fee of $2,000 for each Board and committee meeting attended during such year in excess of such threshold, paid in aggregate following completion of such year.

•	An annual equity award with a target award value of $175,000. Mr. Gallahue will receive a prorated annual equity award granted as of December 18, 2019.

•	Reimbursement for Envista-related out-of-pocket expenses, including travel expenses.

•	In addition, as Chair of the Nominating and Governance Committee, Mr. Gallahue will receive an additional annual retainer of $10,000, paid in four equal installments following each quarter of service.

Mr. Gallahue has also entered into an indemnification agreement with Envista, the form of which was filed as Exhibit 10.20 to Envista’s Registration Statement on Form S-1 (File No. 333-232758) filed with the SEC on July 22, 2019 and which is incorporated herein by reference.

There is no arrangement or understanding between Mr. Gallahue and any other person pursuant to which he was selected as a director of Envista. There are no transactions in which Mr. Gallahue has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISTA HOLDINGS CORPORATION

Date: December 18, 2019	By:	/s/ Howard H. Yu
Howard H. Yu
Senior Vice President and Chief Financial Officer